Exhibit 99.1

The Hawthorne Business of The Scotts Miracle-Gro Company

Combined Financial Statements and Notes

as of and for the fiscal year ended September 30, 2025

and Independent Auditor’s Report

The Hawthorne Business of The Scotts Miracle-Gro Company

Fax:+1 614 229 4647 www.deloitte.com
Deloitte & Touche LLP 330 Rush Alley Suite 800 Columbus, OH 43215-3932 USA Tel:+1 614 221 1000 Fax:+1 614 229 4647 www.deloitte.com

INDEPENDENT AUDITOR’S REPORT

To Management and the Board
of Directors of The Scotts Miracle-Gro Company

Opinion

We have audited the combined financial statements of The Hawthorne Gardening Company and its subsidiaries HGCI LLC, Hawthorne Hydroponics LLC and certain operating assets and liabilities of Hawthorne Canada Limited, a combined group of wholly-owned legal entities of The Scotts Miracle-Gro Company (collectively referred to as the “Company” or “Business”), which comprise the combined balance sheet as of September 30, 2025, and the related combined statements of operations, cash flows, and business equity for the year then ended, and the related notes to the combined financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1 to the financial statements, the financial statements were derived from the consolidated financial statements and accounting records of The Scotts Miracle-Gro Company. These financial statements include transactions with related parties and allocations for certain support functions that are provided on a centralized basis, which may not be indicative of the conditions that would have existed, or actual expenses that would have been incurred by the Company, and may not reflect its combined results of operations, financial position and cash flows had it operated without such affiliations and had been a stand-alone company during the period presented.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore there is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

May 19, 2026

The Hawthorne Business of The Scotts Miracle-Gro Company

Combined Statement of Operations

(In millions)

Year Ended
September 30, 2025
Net sales	$130.2
Cost of sales	97.8
Cost of sales—impairment, restructuring and other	7.0
Gross margin	25.4
Operating expenses:
Selling, general and administrative	33.0
Impairment, restructuring and other	3.6
Other income, net	(0.3)
Loss before income taxes	(10.9)
Income tax benefit	(1.3)
Net loss	$(9.6)

See Notes to Combined Financial Statements.

The Hawthorne Business of The Scotts Miracle-Gro Company

Combined Balance Sheet

(In millions)

September 30, 2025
ASSETS
Current assets:
Accounts receivable, less allowances of $1.5	$26.4
Inventories	50.1
Prepaid and other current assets	3.7
Total current assets	80.2
Property, plant and equipment, net	13.6
Other assets	17.8
Total assets	$111.6

LIABILITIES AND BUSINESS EQUITY
Current liabilities:
Accounts payable	$8.2
Other current liabilities	20.1
Total current liabilities	28.3
Other liabilities	9.5
Total liabilities	37.8
Commitments and contingencies (Notes 8, 9 and 10)
Business equity:
Net parent investment	73.8
Total business equity	73.8
Total liabilities and business equity	$111.6

See Notes to Combined Financial Statements.

The Hawthorne Business of The Scotts Miracle-Gro Company

Combined Statement of Cash Flows

(In millions)

Year Ended
September 30, 2025
OPERATING ACTIVITIES
Net loss	$(9.6)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment, restructuring and other	2.6
Share-based compensation expense	1.9
Depreciation	3.4
Deferred taxes	0.1
Other, net	(0.4)
Changes in assets and liabilities:
Accounts receivable	6.0
Inventories	(1.4)
Prepaid and other current assets	10.6
Accounts payable	(16.2)
Other current liabilities	(4.1)
Other non-current items	(1.8)
Net cash used in operating activities	(8.9)

INVESTING ACTIVITIES
Investments in property, plant and equipment	(0.3)
Net cash used in investing activities	(0.3)

FINANCING ACTIVITIES
Transfers from Parent, net	9.2
Net cash provided by financing activities	9.2
Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of year	$—

See Notes to Combined Financial Statements.

The Hawthorne Business of The Scotts Miracle-Gro Company

Combined Statement of Business Equity

(In millions)

Net Parent Investment
Balance at September 30, 2024	$74.2
Net loss	(9.6)
Net transfers from Parent	9.2
Balance at September 30, 2025	$73.8

See Notes to Combined Financial Statements.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Hawthorne Gardening Company, LLC (“Hawthorne”) and its subsidiaries, HGCI LLC (“HGCI”), Hawthorne Hydroponics LLC (“Hawthorne Hydroponics”) and Hawthorne Canada Limited (“HCL”), are a combined group of wholly-owned legal entities of The Scotts Miracle-Gro Company (“Parent”) that provide nutrients, lighting, and other materials used for indoor and hydroponic gardening in North America.

Organization and Basis of Presentation

These Combined Financial Statements have been derived from the consolidated financial statements and accounting records of The Scotts Miracle-Gro Company and include the accounts of Hawthorne, HGCI, Hawthorne Hydroponics and certain operating assets and liabilities of HCL (collectively, the “Business”). These Combined Financial Statements reflect the combined historical results of operations, financial position and cash flows of the Business, as they were historically managed, in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and include allocations of expenses for certain corporate or shared services functions historically provided by the Parent, including, but not limited to, finance, legal, information technology, human resources, ethics and compliance, shared services, insurance, employee benefits and incentives. The Parent allocated expenses to the Business on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of net sales, headcount or other measures considered to be a reasonable reflection of the historical utilization levels of the service the Business received from the Parent. Management believes the assumptions regarding the allocation of general corporate expenses from the Parent are reasonable; however, amounts recognized by the Business in these Combined Financial Statements may not necessarily be representative of the actual costs that would have been reflected in these Combined Financial Statements had the Business operated independently of the Parent.

As all legal entities of the Business are held under the common control of the Parent with no single entity within the Business holding financial control over all the other legal entities of the Business, these Combined Financial Statements will present business equity in lieu of stockholders’ equity. The business equity section in these Combined Financial Statements includes net parent investment, which is comprised of the Parent’s historical investment in the Business and the net effect of the transactions with and allocations from the Parent.

Intercompany transactions between the Business and the Parent are generally considered to be effectively settled in the Combined Financial Statements at the time the transactions are recorded. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheet as net parent investment. General financing activities include the net impact of any cash movements resulting from the Parent’s centralized cash management approach.

The Parent has historically used a centralized approach to cash management and financing of its operations, as needed. Certain portions of the Business’s cash are transferred to the Parent according to centrally managed cash programs by Treasury and the Parent funds the Business’s operating and investing activities as needed. Cash transfers to and from the Parent’s cash management accounts are reflected as a component of net parent investment in the Combined Balance Sheet.

None of the debt obligations of the Parent or corresponding interest expense have been included in the Combined Financial Statements, as the Business is neither the legal obligor, nor transferee for any portion of such debt.

The Parent has allocated income taxes to the Business in the accompanying Combined Financial Statements as if the Business entities were held in a separate corporation which filed separate income tax returns. The Parent believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and accompanying notes and related disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Business may undertake in the future, actual results ultimately may differ from the estimates.

Research and Development

Costs associated with research and development are generally charged to expense as incurred, and are classified within selling, general and administrative expenses in the Combined Statements of Operations. Research and development expenses for fiscal 2025 were $2.9, including product registration costs of $1.8.

Share-Based Compensation Awards

The Business’s employees have historically participated in the Parent’s share-based compensation plan, which has historically granted stock options, restricted stock units and performance-based award units to certain Business employees. All of these share-based awards have been made under plans approved by the shareholders of the Parent. The fair value of awards is expensed over the requisite service period, which is typically the vesting period, generally three years.

For restricted stock units, deferred stock units and performance-based award units that do not contain a market condition, the fair value of each award is estimated on the grant date based on the current market price of the Parent’s common shares (or “Common Shares”). For performance-based award units that contain a market condition, the fair value of each award is estimated using a Monte Carlo simulation model. Expected market price volatility is based on historical volatility specific to the Common Shares. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The grant date fair value of stock option awards is estimated using a binomial model. Expected market price volatility is based on implied volatilities from traded options on the Parent’s Common Shares and historical volatility specific to the Parent’s Common Shares. Historical data, including demographic factors impacting historical exercise behavior, is used to estimate stock option exercises and employee terminations within the valuation model. The risk-free rate for periods within the contractual life of the stock option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected life of stock options is based on historical experience and expectations for grants outstanding.

Vesting of performance-based award units is dependent on service and achievement of specified performance targets of the Parent. Based on the extent to which the targets are achieved, vested shares may range from 0% to 325% of the target award amount. For performance-based award units that do not contain a market condition, the total amount of compensation expense recognized reflects management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals. For performance-based award units that contain a market condition, compensation expense is recognized regardless of the extent to which the targets are achieved.

Restricted stock units, deferred stock units and performance-based award units receive dividend equivalents equal to the cash dividends paid by the Parent during the vesting period that are only paid out upon vesting. Share-based award units are generally forfeited if a holder terminates employment or service prior to the vesting date, except in cases where employees are eligible for accelerated vesting based on having satisfied retirement requirements relating to age and years of service. The Parent estimates that 15% of its share-based awards will be forfeited based on an analysis of historical trends. The Parent evaluates the estimated forfeiture rate on an annual basis and makes adjustments as appropriate. Stock options have exercise prices equal to the market price of the underlying Common Shares on the grant date and a term of 10 years. The Business classifies share-based compensation expense within selling, general and administrative expenses to correspond with the same line item as cash compensation paid to employees.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

Accounts Receivable and Allowances

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Allowances for doubtful accounts reflect the Business’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. The allowance is determined based on a combination of factors, including the Business’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Business believes it is probable the receivable will not be recovered.

Inventories

Inventories are stated at the lower of cost or net realizable value and include the cost of raw materials, labor, manufacturing overhead and freight and inbound handling costs incurred to pre-position goods in the Business’s warehouse network. The Business makes provisions for obsolete or slow-moving inventories as necessary to properly reflect inventory at the lower of cost or net realizable value. Inventories are valued using the first in, first out method.

Long-Lived Assets

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in income (loss) from operations. All property, plant and equipment is located within the United States.

Depreciation of property, plant and equipment is provided on the straight-line method and is based on the estimated useful economic lives of the assets as follows:

Land improvements	10 – 25 years
Buildings	10 – 40 years
Machinery and equipment	3 – 15 years
Furniture and fixtures	6 – 10 years
Software	3 – 8 years

Intangible assets subject to amortization have been fully impaired. The Business’s long-lived assets are required to be tested for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset group would be compared to the asset group carrying amount to determine if a write-down is required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recognized in earnings to the extent that the carrying amount exceeds fair value.

Internal Use Software

The Business capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life. Capitalized internal use software is included in the “Property, plant and equipment, net” line in the Combined Balance Sheet. Capitalized software as a service is included in the “Prepaid and other current assets” line in the Combined Balance Sheet and is amortized using the straight-line method over the term of the hosting arrangement which typically ranges from 3 to 8 years.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

Warranties

The Business provides warranties on a variety of products. The Business accrues for the estimated cost of warranty claims at the time of sale. The warranty accrual is based on historical warranty claims and is adjusted for changes in product mix, product quality and other factors. Adjustments are recorded to the warranty accrual as new information becomes available. The following table displays a rollforward of the warranty liability for the period presented:

Year ended September 30, 2025
Balance, beginning of period	$6.7
Warranty expense during this period	1.0
Settlements of warranty claims	(0.3)
Vendor reimbursements	(1.3)
Balance, end of period	$6.1

Income Taxes

The income tax provision of the Business was prepared using the separate return method. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. As a result, transactions included in the consolidated financial statements of the Parent may not be included in the Combined Financial Statements. Similarly, the tax treatment of certain items reflected in the Combined Financial Statements may not be reflected in the consolidated financial statements and tax returns of the Parent. Therefore, items such as net operating losses (“NOLs”), credit carryforwards and valuation allowances may exist in the Combined Financial Statements that may or may not exist in the Parent’s consolidated financial statements. In the future, as a standalone entity, the Business will file tax returns on its own behalf and its deferred taxes and actual income tax rate may differ from those in the historical periods.

In jurisdictions where the Business has been included in income tax returns filed by the Parent, income taxes currently payable will be deemed to have been remitted to the Parent, in cash, in the period the liability arose and income taxes currently receivable are deemed to have been received from the Parent in the period that a refund could have been recognized. Adjustments to the recorded payable/receivable that derive from the Business’s current year activity are recorded through current tax expense and the ending adjusted payable/receivable is settled through net parent investment on the Combined Balance Sheet. Current payable/receivable balances for tax at the end of the fiscal year in jurisdictions where the Business does not file a consolidated tax return with the Parent, including certain foreign and U.S. state tax jurisdictions, are recorded as other current assets or other current liabilities in the Combined Balance Sheet. The effects of tax adjustments and settlements with taxing authorities are presented in the Combined Financial Statements in the period to which they relate.

Uncertain tax positions that meet the more likely than not recognition threshold are measured to determine the amount of tax benefit to recognize in the Combined Financial Statements. An uncertain tax position is measured at the largest amount of benefit that the Business believes has a greater than 50% likelihood of realization upon settlement. Tax benefits not meeting the measurement or realization criteria represent unrecognized tax benefits. The Business recognizes interest and penalties related to income tax matters as a component of the provision for income taxes. Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases, as well as from net operating loss and tax credit carryforwards. The deferred income tax balances are stated at enacted tax rates expected to be in effect when those taxes are paid or recovered. Deferred income tax assets represent amounts available to reduce income taxes payable on taxable income in future years. The Business evaluates the recoverability of these future tax deductions and tax credits by evaluating all available positive and negative evidence, specifically assessing the adequacy of future expected taxable income from all sources, including reversal of existing taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the Business considers it more likely than not that a deferred tax asset will not be recovered, a valuation allowance is established.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

U.S. income tax expense and foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. Where foreign earnings are indefinitely reinvested, no provision for U.S. income or foreign withholding taxes is made. When circumstances change and the Business determines that some or all of the undistributed earnings will be remitted in the foreseeable future, the Business accrues an expense in the current period for U.S. income taxes and foreign withholding taxes attributable to the anticipated remittance.

Translation of Foreign Currencies

The functional currency for each subsidiary of the Business is generally its local currency. Income and expense accounts are translated at the average rate of exchange prevailing during the year. Foreign exchange transaction gains and losses are included in the determination of net income (loss) and classified as other income (expense), net in the Combined Statement of Operations. Foreign exchange transaction (gains) losses recognized by the Business during fiscal 2025 were not material.

Leases

The Business determines whether an arrangement contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration and other facts and circumstances. Right-of-use (“ROU”) assets represent the Business’s right to use an underlying asset for the lease term and lease liabilities represent the Business’s obligation to make lease payments arising from the lease. ROU assets are calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date and initial direct costs incurred by the Business and exclude any lease incentives received from the lessor. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The lease term may include options to extend or terminate the lease when it is reasonably certain that the Business will exercise that option. As the Business’s leases typically do not contain a readily determinable implicit rate, the Business determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date based on the lease term. The Business considers its credit rating and the current economic environment in determining this collateralized rate. Variable lease payments are the portion of lease payments that are not fixed over the lease term. Variable lease payments are expensed as incurred and include certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease, as applicable. The Business elected to exclude short-term leases, defined as leases with initial terms of 12 months or less, from its Combined Balance Sheet.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This ASU primarily requires enhanced disclosures and disaggregation of income tax information by jurisdiction in the annual income tax reconciliation and quantitative and qualitative disclosures regarding income taxes paid. ASU No. 2023-09 is to be applied prospectively, with the option to apply the standard retrospectively, effective for the Business’s fiscal year ending September 30, 2026. The Business is currently evaluating the impact that the adoption of this guidance will have on the Business’s disclosures.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This ASU requires disaggregated disclosures on an annual and interim basis, in the notes to the financial statements, of certain categories of expenses that are included in expense line items on the face of the statement of operations. ASU No. 2024-03 is to be applied prospectively, with the option to apply the standard retrospectively, effective for the Business’s fiscal year ending September 30, 2028 and interim periods within the fiscal year ending September 30, 2029. The Business is currently evaluating the impact that the adoption of this guidance will have on the Business’s disclosures.

In September 2025, the FASB issued ASU No. 2025-06, “Intangibles — Goodwill and Other — Internal-Use Software: Targeted Improvements to the Accounting for Internal-Use Software.” This ASU amends the accounting for and disclosure of software costs. ASU No. 2025-06 is effective for the Business’s fiscal year ending September 30, 2029 and interim periods within that fiscal year, with early adoption permitted. The Business is currently evaluating the impact that the adoption of this guidance will have on the Business’s consolidated financial statements and disclosures.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 2. REVENUE RECOGNITION

Nature of Goods and Services

The Business’s revenue is primarily generated from sales of branded indoor and hydroponic gardening finished products to indoor gardening and hydroponic product distributors, retailers and growers. Refer to “NOTE 11. DISAGGREGATION OF REVENUE” for disaggregated revenue information.

Identification and Satisfaction of Performance Obligations

The Business recognizes product sales at a point in time when it transfers control of products to customers and has no further obligation to provide services related to such products. Control is the ability of customers to direct the “use of” and “obtain” the benefit from the Business’s products. In evaluating the timing of the transfer of control of products to customers, the Business considers several control indicators, including significant risks and rewards of products, the Business’s right to payment and the legal title of the products. Based on the assessment of control indicators, sales are typically recognized when products are delivered to or picked up by the customer. The Business is generally the principal in a transaction, therefore revenue is primarily recorded on a gross basis. When the Business is a principal in a transaction, it has determined that it controls the ability to direct the use of the product prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product or service to the customer, has discretion in establishing prices, and ultimately controls the transfer of the product or services provided to the customer.

Transactional Price and Promotional Allowances

Revenue for product sales is recorded net of sales returns and allowances. Revenues are measured based on the amount of consideration that the Business expects to receive as derived from a list price, reduced by estimates for variable consideration. Variable consideration includes the cost of current and continuing promotional programs and expected sales returns.

The Business’s promotional programs primarily include rebates based on sales volumes and special purchasing incentives. The cost of promotional programs is estimated considering all reasonably available information, including current expectations and historical experience. Promotional costs incurred during the year are recorded as a reduction of net sales. Accruals for expected payouts under these programs are included in the “Other current liabilities” line in the Combined Balance Sheet. Shipping and handling costs are accounted for as contract fulfillment costs and included in the “Cost of sales” line in the Combined Statement of Operations. The Business excludes from revenue any amounts collected from customers for sales or other taxes.

NOTE 3. IMPAIRMENT, RESTRUCTURING AND OTHER

Activity described herein is classified within the “Cost of sales—impairment, restructuring and other” and “Impairment, restructuring and other” lines in the Combined Statement of Operations. The following table details impairment, restructuring and other charges for fiscal 2025:

Year Ended
September 30, 2025
Cost of sales—impairment, restructuring and other:
Restructuring and other charges, net	$4.2
Right-of-use asset impairments	2.0
Property, plant and equipment impairments	0.8
Operating expenses—impairment, restructuring and other:
Restructuring and other charges, net	3.6
Total impairment, restructuring and other charges	$10.6

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

The following table summarizes the activity related to liabilities associated with restructuring activities during fiscal 2025:

Year Ended
September 30, 2025
Amounts accrued at beginning of year	$0.9
Restructuring charges	6.8
Payments	(7.3)
Amounts accrued at end of year	$0.4

During fiscal 2025, the Business incurred employee and executive severance charges of $4.2, including charges of $1.2 in the “Cost of sales—impairment, restructuring and other” line in the Combined Statement of Operations and $3.0 in the “Impairment, restructuring and other” line in the Combined Statement of Operations.

During fiscal 2022, the Business began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Business reduced the size of its supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During fiscal 2025, the Business incurred costs of $5.8 in the “Cost of sales—impairment, restructuring and other” line in the Combined Statement of Operations associated with this restructuring initiative primarily related to employee termination benefits, facility closure costs and impairment of right-of-use assets and property, plant and equipment.

NOTE 4. GOODWILL AND INTANGIBLE ASSETS, NET

There were no goodwill or intangible asset impairments during fiscal 2025.

The following table presents goodwill, net of accumulated impairment losses:

Goodwill	$522.5
Accumulated impairment losses	(522.5)
Balance at September 30, 2025	$—

The following table presents intangible assets, net of accumulated amortization and impairment charges:

	September 30, 2025
	Gross Carrying Amount	Accumulated Amortization/ Impairment Charges	Net Carrying Amount
Finite-lived intangible assets:
Trade names	$235.8	$(235.8)	$—
Customer accounts	226.3	(226.3)	—
Technology	8.8	(8.8)	—
Other	3.9	(3.9)	—
Total finite-lived intangible assets, net			$—

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 5. DETAIL OF CERTAIN FINANCIAL STATEMENT ACCOUNTS

The following is detail of certain financial statement accounts:

September 30, 2025
INVENTORIES:
Finished goods	$45.3
Raw materials	4.6
Work-in-progress	0.2
$50.1

September 30, 2025
PROPERTY, PLANT AND EQUIPMENT, NET:
Machinery and equipment	$20.0
Software	6.7
Land and improvements	3.9
Buildings	2.1
Furniture and fixtures	1.8
34.5
Less: accumulated depreciation	(20.9)
$13.6

September 30, 2025
OTHER ASSETS:
Operating lease right-of-use assets	$12.5
Net deferred tax assets	5.0
Other	0.3
$17.8

September 30, 2025
OTHER CURRENT LIABILITIES:
Warranty accruals	$6.1
Current operating lease liabilities	4.1
Payroll and other compensation accruals	3.5
Other	6.4
$20.1

September 30, 2025
OTHER LIABILITIES:
Non-current operating lease liabilities	$9.5
$9.5

NOTE 6. SHARE-BASED COMPENSATION

The Business’s employees have historically participated in the Parent’s share-based compensation plan, which has historically granted stock options, restricted stock units and performance-based award units. Total share-based compensation expense for the Business during fiscal 2025 was $1.9, which includes expense allocated from the Parent of $0.7. The total related tax benefit recognized for fiscal 2025 was $0.1.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 7. INCOME TAXES

Income tax benefit consisted of the following:

Year Ended
September 30, 2025
Current:
Federal	$(1.2)
Total current	(1.2)
Deferred:
Foreign	(0.1)
Total deferred	(0.1)
Income tax benefit	$(1.3)

The domestic and foreign components of loss before income taxes were as follows:

Year Ended
September 30, 2025
Domestic	$(9.1)
Foreign	(1.8)
Loss before income taxes	$(10.9)

A reconciliation of the federal corporate income tax rate and the effective income tax rate on loss before income taxes is summarized below:

Year Ended
September 30, 2025
Statutory income tax rate	21.0%
Effect of other permanent differences	1.1
Effect of foreign operations	(0.2)
Effect of valuation allowance	(10.5)
Effect of tax contingencies	11.5
Effect of deferred adjustments	(10.5)
Other	(0.5)
Effective income tax rate	11.9%

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

Deferred income taxes arise from temporary differences between financial reporting and tax reporting bases of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The components of the deferred income tax assets and liabilities were as follows:

September 30, 2025
DEFERRED TAX ASSETS
Net operating loss carryovers	$213.5
Intangible assets	127.5
Lease liabilities	5.0
Inventories	4.3
Accrued liabilities	3.4
Accounts receivable	0.4
Other	2.6
Gross deferred tax assets	356.7
Valuation allowance	(345.3)
Total deferred tax assets	11.4
DEFERRED TAX LIABILITIES
Lease right-of-use assets	(4.0)
Property, plant and equipment	(2.4)
Total deferred tax liabilities	(6.4)
Net deferred tax assets	$5.0

Deferred tax assets related to certain federal NOLs were $179.6 as of September 30, 2025. The federal NOLs have an unlimited carryforward period, however, where it is more likely than not that the NOLs will not be realized, a valuation allowance has been recorded.

Deferred tax assets related to certain state NOLs were $33.8 as of September 30, 2025. Some state NOLs have limited carryforward periods while others are unlimited, however, where it is more likely than not that the NOLs will not be realized, a valuation allowance has been recorded.

Deferred tax assets related to foreign NOLs were $0.1 as of September 30, 2025. The foreign NOLs have a 20 year carryforward period, however, where it is more likely than not that the NOLs will not be realized, a valuation allowance has been recorded.

The change in the valuation allowance is as follows:

September 30, 2025
Beginning balance	$(344.2)
Additions charged to expense	(1.1)
Ending balance	$(345.3)

A reconciliation of the unrecognized tax benefits is as follows:

Year Ended
September 30, 2025
Balance at beginning of year	$2.0
Expiration of statutes of limitation	(1.3)
Balance at end of year	$0.7

The Business had $0.0 of gross unrecognized tax benefits as of September 30, 2025 that, if recognized, would have an impact on the effective income tax rate.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

The Business continues to recognize accrued interest and penalties related to unrecognized tax benefits as a component of the provision for income taxes. As of September 30, 2025, the Business had $0.0 accrued for the payment of interest that, if recognized, would impact the effective income tax rate.

The Business entities are included within income tax returns filed by the Parent in the U.S. federal jurisdiction and various state, local and foreign jurisdictions. Subject to the following exceptions, the Business is no longer subject to examination by these tax authorities for fiscal years prior to 2022. There are currently no ongoing audits with respect to the U.S. federal jurisdiction. With respect to the foreign jurisdictions, a Canadian audit covering fiscal years 2020 through 2021 is in process. The Business is currently under examination by certain U.S. state and local tax authorities covering various periods from fiscal years 2018 through 2023. In addition to the aforementioned audits, certain other tax deficiency notices and refund claims for previous years remain unresolved.

The Business currently anticipates that few of its open and active audits will be resolved within the next twelve months. The Business is unable to make a reasonably reliable estimate as to when or if cash settlements with taxing authorities may occur. Although the outcomes of such examinations and the timing of any payments required upon the conclusion of such examinations are subject to significant uncertainty, the Business does not anticipate that the resolution of these tax matters or any events related thereto will result in a material change to its financial position, results of operations or cash flows.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). The OBBBA makes permanent key elements of the Tax Cuts and Jobs Act, including 100% bonus depreciation, domestic research cost expensing and the business interest expense limitations. The legislation has multiple effective dates, with certain provisions effective in fiscal year 2025 and others implemented through fiscal year 2027. The corporate tax changes included in OBBBA did not have a material impact on the effective tax rate during fiscal 2025 and the Business does not anticipate a material impact on the effective tax rate in future periods.

NOTE 8. LEASES

The Business leases certain property and equipment from third parties under various non-cancelable lease agreements, including industrial, commercial and office properties and equipment that support the management, manufacturing and distribution of products marketed and sold by the Business. The lease agreements generally require that the Business pay taxes, insurance and maintenance expenses related to the leased assets. At September 30, 2025, the Business had not entered into any material operating leases that were yet to commence. From time to time, the Business will sublease portions of its facilities, resulting in sublease income. Sublease income and related cash flows were not material for fiscal 2025.

Supplemental balance sheet information related to the Business’s leases was as follows:

	Balance Sheet Location	September 30, 2025
Operating leases
Right-of-use assets	Other assets	$12.5

Current lease liabilities	Other current liabilities	4.1
Non-current lease liabilities	Other liabilities	9.5
Total operating lease liabilities		$13.6

Components of lease cost were as follows:

Year Ended
September 30, 2025
Operating lease cost (a)	$4.7
Variable lease cost	0.9

(a)	Operating lease cost for fiscal 2025 includes amortization of ROU assets of $4.3. Short-term lease expense is excluded from operating lease cost and was not material for fiscal 2025.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

Supplemental cash flow information and non-cash activity related to the Business’s leases were as follows:

Year Ended
September 30, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows related to operating leases	$4.5

Right-of-use assets obtained / adjusted in exchange for new or modified lease obligations:
Operating leases	$7.5

Weighted-average remaining lease term and discount rate for the Business’s leases were as follows:

September 30, 2025
Weighted-average remaining lease term (in years):
Operating leases	3.2

Weighted-average discount rate:
Operating leases	6.0%

Maturities of lease liabilities by fiscal year for the Business’s leases as of September 30, 2025 were as follows:

Year	Operating Leases
2026	$4.8
2027	4.6
2028	3.4
2029	2.3
2030	—
Thereafter	—
Total lease payments	15.1
Less: Imputed interest	(1.5)
Total lease liabilities	$13.6

NOTE 9. COMMITMENTS

At September 30, 2025, the Business had the following unconditional purchase obligations by purchase date that have not been recognized in the Combined Balance Sheet:

2026	$7.4
Thereafter	—
$7.4

Purchase obligations represent commitments for materials used in the Business’s manufacturing processes.

NOTE 10. CONTINGENCIES

Management regularly evaluates contingencies, including various judicial and administrative proceedings and claims arising in the ordinary course of business relating to, among other things, product and general liabilities, workers’ compensation, property losses and other liabilities for which the Business retains a high exposure limit. Legal costs incurred in connection with the resolution of claims, lawsuits and other contingencies generally are expensed as incurred. In the opinion of management, the assessment of contingencies is reasonable and related accruals are adequate, both individually and in the aggregate; however, there can be no assurance that final resolution of these matters will not have a material effect on the financial condition, results of operations or cash flows of the Business.

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 11. DISAGGREGATION OF REVENUE

The following table presents net sales by product category for the period indicated:

Year Ended
September 30, 2025
Nutrients	$66.4
Lighting	20.6
Growing media	19.1
Other, primarily hardware and growing environments	24.1
Total net sales	$130.2

The Business’s largest customer accounted for 15% of net sales for the year ended September 30, 2025 and 27% of accounts receivable as of September 30, 2025.

The following table presents net sales by geographic area for the period indicated:

Year Ended
September 30, 2025
Net sales:
United States	$122.7
Canada	7.5
$130.2

NOTE 12. RELATED PARTIES

The Business has historically been managed as part of the operations of the Parent and has various relationships whereby the Parent provides services to the Business. The Business participated in a number of corporate-wide programs administered by the Parent and has historically relied on the services of the Parent for certain functions including finance, legal, information technology, human resources, ethics and compliance, shared services, insurance, employee benefits and incentives. These expenses have been charged on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue and headcount. The costs of these services that have been allocated to the Business for fiscal 2025 amounted to $11.0, and are included in the Combined Statement of Operations within selling, general and administrative expenses.

General financing activities primarily include the cash generated by the Business from its operations that have been transferred to the Parent, offset by cash transfers from the Parent to fund investing and financing outflows of the Business as part of the Parent’s centralized Treasury cash management. Refer to “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” for additional discussion regarding corporate allocations and interaction of the Business with the Parent.

Transactions between the Business and related entities which are not part of the Business are summarized in the following table:

Year Ended
September 30, 2025
Purchases of inventory	$8.1

General financing activities	$(3.7)
Total cost allocation	11.0
Share-based compensation	1.9
Net transfers from Parent	$9.2

The Hawthorne Business of The Scotts Miracle-Gro Company

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

NOTE 13. SUBSEQUENT EVENTS

These Combined Financial Statements are derived from the consolidated financial statements of the Parent, which issued its annual financial statements for the fiscal year ended September 30, 2025 on November 25, 2025. Accordingly, the Business has evaluated recognizable subsequent events through the date of November 25, 2025 and non-recognizable subsequent events through the date these financial statements were available for issuance.

On April 8, 2026, the Parent completed the sale of the Business to Vireo Growth Inc.